     As filed with the Securities and Exchange Commission on August 11, 2000

                                             REGISTRATION STATEMENT NO. 333-____

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                      ------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                       -----------------------------------

                                 INNOVEDA, INC.
             (Exact Name of Registrant as Specified in Its Charter)

         DELAWARE                                     93-1137888
(State or Other Jurisdiction of          (I.R.S. Employer Identification Number)
Incorporation or Organization)

                            293 BOSTON POST ROAD WEST
                          MARLBORO, MASSACHUSETTS 01752

                    (Address of Principal Executive Offices)

                 AMENDED AND RESTATED 2000 STOCK INCENTIVE PLAN
                        2000 EMPLOYEE STOCK PURCHASE PLAN

                            (Full Title of the Plan)

                       ----------------------------------

                                PETER T. JOHNSON
          VICE PRESIDENT, BUSINESS DEVELOPMENT AND CHIEF LEGAL OFFICER
                                 INNOVEDA, INC.
                            293 BOSTON POST ROAD WEST
                          MARLBORO, MASSACHUSETTS 01752

                     (Name and Address of Agent for Service)

                                 (508) 480-0881
          (Telephone Number, Including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

----------------------------- ----------------------- ------------------------- ------------------------- ------------------
 Title Of Securities To Be         Amount To Be           Proposed Maximum          Proposed Maximum          Amount Of
         Registered                 Registered        Offering Price Per Share  Aggregate Offering Price  Registration Fee
----------------------------- ----------------------- ------------------------- ------------------------- ------------------

Common Stock, $0.01 par
value per share                 7,600,000 shares(1)         $4.4375(2)             $33,725,000(2)              $8,904

----------------------------- ----------------------- ------------------------- ------------------------- ------------------

(1) Consists of (i) 6,900,000 shares issuable under the Amended and Restated 2000 Stock Incentive Plan and (ii) 700,000 shares issuable under the 2000 Employee Stock Purchase Plan.

(2)      Estimated solely for purposes of calculating the registration fee and based upon the average of the high and low sale prices of the
Registrant's Common Stock on the Nasdaq National Market on August 10, 2000 in accordance with Rules 457(c) and 457(h) under the Securities Act of 1933, as amended.
------------------------------------------------------------------------------

                                     PART I.

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The information required by Part I is included in documents sent or given to participants in the Registrant's Amended and Restated 2000 Stock Incentive Plan and 2000 Employee Stock Purchase Plan pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

                                    PART II.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE

         The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are on file with the Commission, are incorporated in this Registration Statement by reference:

                   (1) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act, or the latest prospectus filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the "Securities Act"), that contained audited information financial statements for the Registrant's latest fiscal year for which such statements have been filed.

                   (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (1) above.

                   (3) The description of the common stock of the Registrant, $0.01 par value per share (the "Common Stock"), contained in the Registration Statement on Form 8-A filed by the Registrant with the Commission on October 9, 1996.

         All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. DESCRIPTION OF SECURITIES

         Not applicable.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

         The validity of the shares of Common Stock being offered hereby will be passed upon for us by Hale and Dorr LLP, Boston, Massachusetts. An investment partnership comprised of partners and senior executives of Hale and Dorr LLP owns 13,585 shares of the Registrant's common stock.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Registrant's Amended and Restated Certificate of Incorporation, as amended, limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that a corporation's certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

         The Registrant's Amended and Restated Bylaws provide that it shall indemnify its directors and officers and may indemnify its employees and agents to the fullest extent permitted by law. The Registrant believes that indemnification under its Amended and Restated Bylaws covers at least negligence and gross negligence on the part of indemnified parties.

         The Registrant has entered into agreements to indemnify certain of its directors and officers in addition to the indemnification provided for in its Amended and Restated Bylaws. These agreements, among other things, indemnify those directors and officers for certain expenses including attorney's fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of the Registrant, arising out of such person's services as a director or officer of us, any subsidiary of us or any other company or enterprise to which the person provides services at the Registrant's request.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

Item 8. EXHIBITS

         The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 9. UNDERTAKINGS

         1        The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         PROVIDED, HOWEVER, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         2    That, for purposes of determining any liability under the
Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

         3    Insofar as indemnification for liabilities arising under the
Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marlboro, Commonwealth of Massachusetts on this 11th day of August, 2000.

                                                 INNOVEDA, INC.

                                                 By:/s/ Kevin P. O'Brien
                                                    --------------------
                                                     Kevin P. O'Brien
                                                     Vice President, Finance
                                                     and Chief Financial Officer

                                POWER OF ATTORNEY

         We, the undersigned officers and directors of Innoveda, Inc., hereby severally constitute William J. Herman, Peter T. Johnson and Kevin P. O'Brien, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Innoveda, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.


            Signature                                      Title                               Date

/s/ William J. Herman                         President, Chief Executive Officer and      August 11, 2000
--------------------------------------        Chairman of the Board (Principal
William J. Herman                             Executive Officer)

/s/ Kevin P. O'Brien                          Vice President, Finance, Chief Financial    August 11, 2000
--------------------------------------        Officer and Treasurer (Principal Financial
Kevin P. O'Brien                              Officer and Principal Accounting
                                              Officer)

/s/ William V. Botts                          Director                                    August 11, 2000
--------------------------------------
William V. Botts

/s/ Lorne Cooper                              Director                                    August 11, 2000
--------------------------------------
Lorne Cooper

/s/ Steven P. Erwin                           Director                                    August 11, 2000
--------------------------------------
Steven P. Erwin

/s/ Keith B. Geeslin                          Director                                    August 11, 2000
--------------------------------------
Keith B. Geeslin

                                  EXHIBIT INDEX


Exhibit         Description
Number          -----------
------

3.1 (1)         Restated Certificate of Incorporation of the Registrant, as amended.

3.2             Certificate of Amendment of Amended and Restated Certificate of Incorporation of the
                Registrant.

3.3 (2)         Amended and Restated Bylaws of the Registrant.

4.1 (3)         Specimen certificate for shares of the Registrant's common stock.

5.1             Opinion of Hale and Dorr LLP.

10.1 (4)        Amended and Restated 2000 Stock Incentive Plan of the Registrant.

10.2 (4)        2000 Employee Stock Purchase Plan of the Registrant.

23.1 (5)        Consent of Hale and Dorr LLP.

23.2            Consent of Deloitte & Touche LLP.

23.3            Consent of PricewaterhouseCoopers LLP.

24.1 (6)        Power of Attorney.

-------------

(1) Incorporated herein by reference to both the Registrant's Registration Statement on Form S-1, as amended (File No. 333-06445), and the Registrant's Current Report on Form 8-K dated March 23, 2000, as amended.

(2) Incorporated herein by reference to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997.

(3) Incorporated herein by reference to the Registrant's Current Report on Form 8-K dated March 23, 2000, as amended.

(4) Incorporated herein by reference to the Registrant's Registration Statement on Form S-4, as amended (File No. 333-42814).

(5)  Included in Exhibit 5.1 to this Registration Statement.

(6)  Contained on the signature page to this Registration Statement.